Exhibit 99.1

PRESS RELEASE

600 East Greenwich Avenue

West Warwick, Rhode Island 02893

For Immediate Release

Contact:	Albert W. Ondis	February 9, 2006

Joseph P. O’Connell

Astro-Med, Inc.

(401) 828-4000

www.astro-medinc.com

Astro-Med Reschedules

Annual Shareholders’ Meeting

West Warwick, RI, February 9, 2006 – Astro-Med, Inc., (NASDAQ:ALOT) announced today that the Company is rescheduling its Annual Shareholders’ meeting from Tuesday, May 9, 2006 to Tuesday, May 16, 2006 at 10:00 AM EDT at the Company's corporate offices in West Warwick, Rhode Island.

The change of the meeting date will allow company executives to present the Company’s growth plan and proprietary technologies at the American Electronics Association (AeA) Financial Conference in Monterey, California on May 7-9, 2006. This important annual financial conference attracts a large number of money managers, mutual funds, and other institutions who invest selectively in growing technology companies such as Astro-Med. Presentation at the AeA Conference is a part of Astro-Med’s new strategy to raise its visibility to the Investment Community.

Astro-Med, Inc. is a leading manufacturer of high tech specialty printing systems, electronic medical instrumentation, and test and measurement instruments employed around the world in a wide range of industrial, scientific, and medical applications.

Safe Harbor Statement

This news release contains forward-looking statements, and actual results may vary from those expressed or implied herein. Factors that could affect these results include those mentioned in Astro-Med’s FY2005 annual report and its annual and quarterly filings with the Securities and Exchange Commission.